UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: April 9, 2014 (Date of earliest event reported)

MJ HOLDINGS, INC. (Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	333-167824 (Commission File Number)	20-8235905 (IRS Employer Identification No.)

4141 NE 2 Ave. #204-A Miami, FL 33137 (Address of principal executive offices and zip code)

(305) 455-1800 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On April 9, 2014, MJ Holdings, Inc. (the “Company”) closed on the sale of 1,615,000 shares of its common stock, par value $.001 per share (“common stock,”) for an aggregate of $1,615,000.

The purchase price for each share of common stock was $1.00. The sale resulted in the issuance of more than 5% of the Company’s issued and outstanding common stock, as last reported in the Company’s Form 10-K filed on March 31, 2014.

Inclusive of the shares sold, as of April 9, 2014, there are 13,833,205 shares of the Company’s common stock outstanding.

The shares were issued pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder (“Regulation D”) since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Offers and sales were made solely to persons qualifying as “accredited investors” (as such term is defined by Rule 501 of Regulation D).

The securities offered will not be and have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MJ HOLDINGS, INC.

By:	/s/ Adam Laufer
Adam Laufer
Co-Chief Executive Officer

Dated: April 9, 2014